EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in First Capital, Inc.’s Registration Statements on Form S-8 (File Nos. 333-159584, 333-95987 and 333-76543) of our report dated March 13, 2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, contained in this Annual Report on Form 10-K for First Capital, Inc. for the year ended December 31, 2018.

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana

March 13, 2019